UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 21, 2013

CALIFORNIA WATER SERVICE GROUP

(Exact name of Registrant as Specified in its Charter)

Delaware	1-13883	77-0448994
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification Number)

1720 North First Street San Jose, California	95112
(Address of principal executive offices)	(Zip Code)

(408) 367-8200

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed in the definitive proxy statement of California Water Service Group (the “Company”) dated April 12, 2013, Douglas M. Brown, the Company’s lead director, did not stand for re-election at the Company’s Annual Meeting of Stockholders held on May 21, 2013 (the “Annual Meeting”) in accordance with the Company’s mandatory retirement age for directors. Richard P. Magnuson was elected to replace Mr. Brown as lead director effective May 21, 2013.

Item 5.07. Submission of Matters to a Vote of Security Holders.

Stockholders acted on three items of business at the Annual Meeting. The voting results are as follows:

1.              The following nominees for Director were elected to serve until the 2014 Annual Meeting of Stockholders based upon the following votes:

Nominee	Votes For	Votes Against	Abstentions	Broker Non-Votes
Edwin A. Guiles	28,692,238	154,466	465,160	11,627,505
Bonnie G. Hill	28,635,114	178,824	497,926	11,627,505
Thomas M. Krummel, M.D.	28,681,652	159,652	470,560	11,627,505
Richard P. Magnuson	28,923,715	175,306	212,843	11,627,505
Linda R. Meier	28,617,600	198,241	496,023	11,627,505
Peter C. Nelson	28,085,757	187,221	1,038,886	11,627,505
Lester A. Snow	29,003,928	132,196	175,740	11,627,505
George A. Vera	28,938,415	178,710	194,739	11,627,505

2.        The proposal for an advisory vote on the compensation paid to the Company’s named executive officers was approved as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
27,344,964	1,577,940	388,960	11,627,505

3.        The appointment of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for 2013 was ratified as follows:

Votes For	Votes Against	Abstentions
40,509,612	184,286	245,471

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALIFORNIA WATER SERVICE GROUP

Date: May 23, 2013	By:	/s/ Thomas F. Smegal
	Name:	Thomas F. Smegal
	Title:	Vice President, Chief Financial Officer & Treasurer